JPMorgan Chase Financial Company LLC	July 2026

Pricing Supplement

Registration Statement Nos. 333-293684 and 333-293684-01

Dated July 10, 2026

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Enhanced Jump Securities with Auto-Callable Feature, which we refer to as the securities, do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the closing price of each of the Class A common stock of Bloom Energy Corporation, the common stock of GE Vernova Inc. and the Class A common stock of Vertiv Holdings Co on any of the determination dates (other than the final determination date) is greater than or equal to its initial stock price, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 89.00% per annum (or 89.00% for the first determination date and increasing by 7.41667% for each subsequent determination date), as described below. At maturity, if the securities have not previously been automatically redeemed and the final stock price of each underlying stock is greater than or equal to 50% of its initial stock price, which we refer to as its downside threshold level, the payment at maturity due on the securities will correspond to a return of approximately 89.00% per annum. If, however, the securities have not been automatically redeemed prior to maturity and the final stock price of any underlying stock is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing of the underlying stocks, as compared to its initial stock price, on a 1-to-1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount, if each of the underlying stocks closes at or above its initial stock price on a determination date (other than the final determination date) or at or above its downside threshold level on the final determination date. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline in the price of any underlying stock below its downside threshold level will result in a significant loss of your initial investment, even if the other underlying stocks appreciate or have not declined as much. Investors will not participate in any appreciation of any underlying stock. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying stocks:	Class A common stock of Bloom Energy Corporation (Bloomberg ticker: BE UN Equity), common stock of GE Vernova Inc. (Bloomberg ticker: GEV UN Equity) and Class A common stock of Vertiv Holdings Co (Bloomberg ticker: VRT UN Equity) (each, an “underlying stock”)
Aggregate principal amount:	$1,146,000
Automatic early redemption:	If, on any of the determination dates (other than the final determination date), the closing price of each underlying stock is greater than or equal to its initial stock price, the securities will be automatically redeemed for a cash payment equal to the early redemption payment payable on the applicable redemption date.
Early redemption payment:	The early redemption payment will be an amount equal to the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of approximately 89.00% per annum (or 89.00% for the first determination date and increasing by 7.41667% for each subsequent determination date), as follows:
• 1st determination date: $1,890.0000 • 2nd determination date: $1,964.1667 • 3rd determination date: $2,038.3333 • 4th determination date: $2,112.5000	• 7th determination date: $2,335.0000 • 8th determination date: $2,409.1667 • 9th determination date: $2,483.3333 • 10th determination date: $2,557.5000
• 5th determination date: $2,186.6667	• 11th determination date: $2,631.6667
• 6th determination date: $2,260.8333	• 12th determination date: $2,705.8333
No further payments will be made on the securities once they have been redeemed.
Payment at maturity:	If the securities have not previously been automatically redeemed, you will receive at maturity a cash payment as follows:
• If the final stock price of each underlying stock is greater than or equal to its downside threshold level:	the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 89.00% per annum, or $2,780.00.
• If the final stock price of any underlying stock is less than its downside threshold level:

(i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount and could be zero.

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	July 10, 2026
Original issue date (settlement date):	July 15, 2026
Maturity date*:	July 13, 2028
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$20.00(2)	$975.00
		$5.00(3)
Total	$1,146,000.00	$28,650.00	$1,117,350.00
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $20.00 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

*Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the

accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an Acceleration Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs” in this pricing supplement

The estimated value of the securities on the pricing date was $896.50 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Risk Factors” beginning on page 10 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 3-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

Terms continued from previous page:

Downside threshold level:

With respect to the Class A common stock of Bloom Energy Corporation: $122.305, which is equal to 50% of its initial stock price

With respect to the common stock of GE Vernova Inc.: $545.785, which is equal to 50% of its initial stock price

With respect to the Class A common stock of Vertiv Holdings Co: $159.43, which is equal to 50% of its initial stock price

Initial stock price:

With respect to the Class A common stock of Bloom Energy Corporation: $244.61, which is its closing price on the pricing date

With respect to the common stock of GE Vernova Inc.: $1,091.57, which is its closing price on the pricing date

With respect to the Class A common stock of Vertiv Holdings Co: $318.86, which is its closing price on the pricing date

Final stock price:	With respect to each underlying stock, its closing price on the final determination date
Worst performing underlying stock:	The underlying stock with the worst stock performance factor
Stock performance factor:	With respect to each underlying stock, its final stock price divided by its initial stock price
Stock adjustment factor:	The stock adjustment factor of each underlying stock is referenced in determining the closing price of that underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor of each underlying stock is subject to adjustment in the event of certain corporate events affecting that underlying stock.
Determination dates*:	July 19, 2027, August 10, 2027, September 10, 2027, October 11, 2027, November 10, 2027, December 10, 2027, January 10, 2028, February 10, 2028, March 10, 2028, April 10, 2028, May 10, 2028, June 12, 2028 and July 10, 2028 (the final determination date)
Redemption dates*:	July 22, 2027, August 13, 2027, September 15, 2027, October 14, 2027, November 16, 2027, December 15, 2027, January 13, 2028, February 15, 2028, March 15, 2028, April 13, 2028, May 15, 2028, June 15, 2028 and the maturity date
CUSIP/ISIN:	46661CRP3 / US46661CRP31
Listing:	The securities will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an Acceleration Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs” in this pricing supplement

July 2026	Page 2

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

Investment Summary

The Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028 Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co, which we refer to as the securities, provide an opportunity for investors to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of approximately 89.00% per annum (or 89.00% for the first determination date and increasing by 7.41667% for each subsequent determination date) of the stated principal amount per security. If the closing price of each underlying stock is greater than or equal to its initial stock price on any determination date (other than the final determination date), the securities will be automatically redeemed for a payment equal to the early redemption payment payable on the applicable redemption date.

If the securities have not been automatically redeemed prior to maturity and if the final stock price of each underlying stock is greater than or equal to 50% of its initial stock price, which we refer to as its downside threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 89.00% per annum, or $2,780.00. However, if the securities have not been automatically redeemed prior to maturity and the final stock price of any underlying stock is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock, which will be less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of the underlying stocks.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying stock is a “Reference Stock.”

July 2026	Page 3

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. The securities offer investors an opportunity to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of approximately 89.00% per annum (or 89.00% for the first determination date and increasing by 7.41667% for each subsequent determination date) of the stated principal amount per security if the closing price of each underlying stock is greater than or equal to its initial stock price on any of the determination dates (other than the final determination date). If the securities have not been automatically redeemed prior to maturity and if the final stock price of each underlying stock is greater than 50% of its initial stock price, which we refer to as its downside threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 89.00% per annum, or $2,780.00. However, if the securities have not been automatically redeemed prior to maturity and the final stock price of any underlying stock is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1

On any of the determination dates (other than the final determination date), the closing price of each underlying stock is greater than or equal to its initial stock price.

▪    The securities will be automatically redeemed for the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of approximately 89.00% per annum (or 89.00% for the first determination date and increasing by 7.41667% for each subsequent determination date). No further payments will be made on the securities once they have been redeemed.

▪     Investors will not participate in any appreciation of any underlying stock from its initial stock price.

Scenario 2

The securities have not been previously automatically redeemed and the final stock price of each underlying stock is greater than or equal to its downside threshold level.

▪    The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 89.00% per annum, or $2,780.00.

▪     Investors will not participate in any appreciation of any underlying stock from its initial stock price.

Scenario 3

The securities have not been previously automatically redeemed and the final stock price of any underlying stock is less than its downside threshold level.

▪    The payment due at maturity will be (i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock.

▪    Investors will lose more than 50% and possibly all of their principal in this scenario.

July 2026	Page 4

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices of the underlying stocks and (2) the final stock prices of the underlying stocks.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

July 2026	Page 5

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive an early redemption payment or the maturity redemption payment, as applicable, will be determined by reference to the closing price of each underlying stock on each determination date (prior to the final determination date) or the final stock price of each underlying stock, as applicable. The hypothetical initial stock price of each underlying stock of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial stock price of any underlying stock. The actual initial stock price of each underlying stock is the closing price of that underlying stock on the pricing date and is specified on the cover of this pricing supplement. For historical data regarding the actual closing prices of each underlying stock, please see the historical information set forth under “Bloom Energy Corporation Overview,” “GE Vernova Inc. Overview” and “Vertiv Holdings Co Overview,” as applicable, in this document. The actual downside threshold level of each underlying stock, the early redemption payments and the maturity redemption payment are specified on the cover of this pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Stated principal amount:	$1,000 per security
Hypothetical initial stock price:

With respect to the Class A common stock of Bloom Energy Corporation: $100.00

With respect to the common stock of GE Vernova Inc.: $100.00

With respect to the Class A common stock of Vertiv Holdings Co: $100.00

Hypothetical downside threshold level:

With respect to the Class A common stock of Bloom Energy Corporation: $50.00, which is 50% of its hypothetical initial stock price

With respect to the common stock of GE Vernova Inc.: $50.00, which is 50% of its hypothetical initial stock price

With respect to the Class A common stock of Vertiv Holdings Co: $50.00, which is 50% of its hypothetical initial stock price

Early redemption payment:	An amount in cash per stated principal amount that increases over the term of the securities, corresponding to a return of approximately 89.00% per annum, as follows:
• 1st determination date: $1,890.0000 • 2nd determination date: $1,964.1667 • 3rd determination date: $2,038.3333 • 4th determination date: $2,112.5000 • 5th determination date: $2,186.6667	• 7th determination date: $2,335.0000 • 8th determination date: $2,409.1667 • 9th determination date: $2,483.3333 • 10th determination date: $2,557.5000 • 11th determination date: $2,631.6667
• 6th determination date: $2,260.8333	• 12th determination date: $2,705.8333
Maturity redemption payment:	$2,780.00

In Examples 1 and 2, the closing price of each underlying stock fluctuates over the term of the securities and the closing price of each underlying stock is greater than or equal to its initial stock price on one of the determination dates (other than the final determination date). Because the closing price of each underlying stock is greater than or equal to its initial stock price on one of the determination dates (other than the final determination date), the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing price of at least one underlying stock is less than its initial stock price on each of the determination dates (other than the final determination date), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

July 2026	Page 6

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

How to calculate the payment upon automatic redemption or at maturity:

Example 1 — the securities are redeemed following the first determination date

Date	Class A Common Stock of Bloom Energy Corporation Closing price	Common Stock of GE Vernova Inc. Closing price	Class A Common Stock of Vertiv Holdings Co Closing price	Payment (per Security)
1st Determination Date	$105 (at or above initial stock price)	$100 (at or above initial stock price)	$110 (at or above initial stock price)	$1,890.00
2nd Determination Date	—	—	—	—
3rd through 12th Determination Dates	—	—	—	—
Final Determination Date	—	—	—	—

The securities are automatically redeemed following the first determination date as the closing price of each underlying stock on the first determination date is at or above its initial stock price. Following the first determination date, you will receive the early redemption payment with respect to the first determination date.

In this example, the early redemption feature limits the term of your investment to approximately one year and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. The total payment on the securities will be $1,890.00 per security.

Example 2 — the securities are redeemed following the third determination date

Date	Class A Common Stock of Bloom Energy Corporation Closing price	Common Stock of GE Vernova Inc. Closing price	Class A Common Stock of Vertiv Holdings Co Closing price	Payment (per Security)
1st Determination Date	$95 (below initial stock price)	$105 (at or above initial stock price)	$85 (below initial stock price)	—
2nd Determination Date	$110 (at or above initial stock price)	$115 (at or above initial stock price)	$95 (below initial stock price)	—
3rd Determination Date	$220 (at or above initial stock price)	$220 (at or above initial stock price)	$220 (at or above initial stock price)	$2,038.3333
4th through 12th Determination Dates	—	—	—	—
Final Determination Date	—	—	—	—

The securities are automatically redeemed following the third determination date. In this example, the securities are redeemed early following the third determination date as this is the first determination date on which the closing price of each underlying stock is greater than or equal to its initial stock price, even though the closing prices of each underlying stock are progressively increasing on each successive determination date. Following the third determination date, you will receive the early redemption payment with respect to the third determination date.

July 2026	Page 7

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

In this example, the early redemption feature limits the term of your investment to approximately 14 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. Further, although each of the underlying stocks has appreciated by 120% from its initial stock price on the third determination date, you receive only $2,038.3333 per security per security upon redemption and do not benefit from this appreciation. The total payment on the securities will be $2,038.3333 per security.

Example 3 — the securities are not automatically redeemed prior to maturity

Date	Class A Common Stock of Bloom Energy Corporation Closing price	Common Stock of GE Vernova Inc. Closing price	Class A Common Stock of Vertiv Holdings Co Closing price	Payment (per Security)
1st Determination Date	$105 (at or above initial stock price)	$105 (at or above initial stock price)	$85 (below initial stock price)	—
2nd Determination Date	$110 (at or above initial stock price)	$90 (below initial stock price)	$100 (at or above initial stock price)	—
3rd Determination Date	$90 (below initial stock price)	$110 (at or above initial stock price)	$120 (at or above initial stock price)	—
4th through 12th Determination Dates	below initial stock price	below initial stock price	below initial stock price	—
Final Determination Date	$300 (above downside threshold level)	$320 (above downside threshold level)	$290 (above downside threshold level)	$2,780.00

The securities are not automatically redeemed prior to maturity and the final stock price of each underlying stock is greater than its downside threshold level. Following the final determination date, you will receive the maturity redemption payment with respect to the final determination date.

This example represents the maximum amount payable on the securities, and illustrates that although the closing price of each underlying stock has appreciated significantly, the investor’s return is limited to the maturity redemption payment, without any participation in the appreciation of the underlying stocks. The total payment on the securities will be $2,780.00 per security.

July 2026	Page 8

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

Example 4 — the securities are not automatically redeemed prior to maturity

Date	Class A Common Stock of Bloom Energy Corporation Closing price	Common Stock of GE Vernova Inc. Closing price	Class A Common Stock of Vertiv Holdings Co Closing price	Payment (per Security)
1st Determination Date	$90 (below initial stock price)	$95 (below initial stock price)	$85 (below initial stock price)	—
2nd Determination Date	$85 (below initial stock price)	$90 (below initial stock price)	$80 (below initial stock price)	—
3rd Determination Date	$60 (below initial stock price)	$80 (below initial stock price)	$90 (below initial stock price)	—
4th through 12th Determination Dates	below initial stock price	below initial stock price	below initial stock price	—
Final Determination Date	$85 (above downside threshold level)	$80 (above downside threshold level)	$40 (below downside threshold level)	$400.00

The securities are not automatically redeemed prior to maturity. The final stock price of one underlying stock is less than its downside threshold level. As the final stock price of at least one underlying stock is less than its downside threshold level, you would receive a payment at maturity equal to the product of the stated principal amount and the stock performance factor of the worst performing underlying stock, calculated as follows:

stated principal amount × (final stock price of the worst performing underlying stock / initial stock price of the worst performing underlying stock) = $1,000 × (40 / 100) = $400.00

The total payment on the securities is $400.00 per security, representing a substantial loss on your initial investment.

Although the closing price of the worst performing underlying stock may have been greater than or equal to its downside threshold level throughout the term of the securities prior to the final determination date, because its final stock price is less than its downside threshold level, the investor is fully exposed to the decline in the worst performing underlying stock.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

July 2026	Page 9

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final stock price of any of the underlying stocks is less than its downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the stock performance factor of the worst performing underlying stock. In this case, your payment at maturity will be less than 50% of the stated principal amount and could be zero.
▪	The appreciation potential of the securities is limited. Your potential gain on the securities will be limited to the fixed early redemption payment specified for each determination date (other than the final determination date) or the maturity redemption payment with respect to the final determination date, as applicable, regardless of any appreciation of any of the underlying stocks, which may be significant. You may receive a lower payment if the securities are automatically redeemed or at maturity, as the case may be, than you would have if you had invested directly in any of the underlying stocks.
▪	You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. The performance of the underlying stocks may not be correlated. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. Accordingly, your investment is subject to the risk of decline in the closing price of each underlying stock.

To receive any early redemption payment or the maturity redemption payment, each underlying stock must close at or above its initial stock price on a determination date (other than the final determination date) or at or above its downside threshold level on the final determination date.  In addition, if the securities have not been automatically redeemed and any underlying stock has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis, even if the other underlying stocks have appreciated.  Under this scenario, the value of any payment at maturity will be less than 50% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying stock, you are exposed to greater risks of no early redemption payment or maturity redemption payment and sustaining a significant loss on your investment than if the securities were linked to just one underlying stock. The risk that you will not receive any early redemption payment or maturity redemption payment, or that you will suffer a significant loss on your investment, is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying stock. With three underlying stocks, it is more likely that any one underlying stock will close below its initial stock price on a determination date or below its downside threshold level on the final determination date than if the securities were linked to only one underlying stock. In addition, you will not benefit from the performance of any underlying stock other than the worst performing underlying stock. Therefore, it is more likely that you will not receive any early redemption payment or maturity redemption payment and that you will suffer a significant loss on your investment.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase &

July 2026	Page 10

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	As a finance subsidiary, JPMorgan Financial has no independent activities and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
▪	Investors will not participate in any appreciation of any underlying stock. Investors will not participate in any appreciation of any underlying stock from its initial stock price, and the return on the securities will be limited to the early redemption payment that is paid with respect to the first determination date (other than the final determination date) on which the closing price of each underlying stock is greater than or equal to its initial stock price or the maturity redemption payment that is paid with respect to the final determination date if the final stock price of each underlying stock is greater than or equal to its downside threshold level. It is possible that the closing price of any of the underlying stocks could be below its initial stock price on all of the determination dates prior to the final determination date so that you will receive no early redemption payment, or below its downside threshold level on the final determination date so that you will not receive the maturity redemption payment. If you do not receive an early redemption payment or the maturity redemption payment, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs. Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the securities as of the date of the notice of acceleration. An acceleration event means an underlying stock is no longer listed or admitted to trading on its relevant exchange and the calculation agent determines, in its sole discretion, that no Replacement Reference Stock (as defined in the accompanying product supplement) is available. If the payment on your securities is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “The Underlyings — Reference Stocks — Delisting of a Reference Stock or Nationalization of a Reference Stock Issuer” in the accompanying product supplement for more information
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations”

July 2026	Page 11

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

in this document and in “United States Federal Taxation” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial stock prices and the downside threshold levels and will determine the final stock prices and whether the closing price of any underlying stock on any determination date (other than the final determination date) is below its initial stock price and whether the final stock price of any underlying stock is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the closing prices of the underlying stocks. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial stock prices, which are the levels at or above which the underlying stocks must close on any determination date (other than the final determination date) in order for you to receive an early redemption payment, and, as a result, the downside threshold levels, which are the levels at or above which the underlying stocks must close on the final determination date in order for you to receive the maturity redemption payment and to avoid being exposed to the negative price performance of the worst performing underlying stock at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing prices of the underlying stocks on the determination dates and, accordingly, whether you will be entitled to an early redemption payment on any determination date (other than the final determination date) and the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include

July 2026	Page 12

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market

July 2026	Page 13

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of each underlying stock, including:

o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the closing price of each underlying stock;
o	the time to maturity of the securities;
o	whether the final stock price of any underlying stock is expected to be less than its downside threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the underlying stocks;
o	the actual and expected positive or negative correlation among the underlying stocks, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the occurrence of certain events affecting the issuer of an underlying stock that may or may not require an adjustment to its stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Stocks

▪	Investing in the securities is not equivalent to investing in any underlying stock. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any underlying stock.
▪	No affiliation with Bloom Energy Corporation, GE Vernova Inc. or Vertiv Holdings Co. Bloom Energy Corporation, GE Vernova Inc. and Vertiv Holdings Co are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Bloom Energy Corporation, GE Vernova Inc. and Vertiv Holdings Co in connection with this offering.
▪	We may engage in business with or involving Bloom Energy Corporation, GE Vernova Inc. or Vertiv Holdings Co without regard to your interests. We or our affiliates may presently or from time to time engage in business with Bloom Energy Corporation, GE Vernova Inc. or Vertiv Holdings Co without regard to your interests and thus may acquire non-public information about Bloom Energy Corporation, GE Vernova Inc. or Vertiv Holdings Co. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Bloom Energy Corporation, GE Vernova Inc. or Vertiv Holdings Co, which may or may not recommend that investors buy or hold an underlying stock.
▪	Limited trading history with respect to the common stock of GE Vernova Inc. The common stock of GE Vernova Inc. commenced trading on the New York Stock Exchange on April 2, 2024 and therefore has limited historical performance. Accordingly, historical information for the common stock of GE Vernova Inc is available only since that date. Past performance should not be considered indicative of future performance.
▪	The anti-dilution protection for the underlying stocks is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor of an underlying stock and other adjustments for certain corporate events affecting that underlying stock , such as mergers and spin-offs. However, the calculation agent will not make an adjustment in response to all events that could affect any underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.

July 2026	Page 14

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

Bloom Energy Corporation Overview

Bloom Energy Corporation designs, manufactures, sells and, in certain cases, installs solid oxide fuel cell systems for on-site power generation. The Class A common stock of Bloom Energy Corporation is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is listed on the New York Stock Exchange. Information provided to or filed with the SEC by Bloom Energy pursuant to the Exchange Act can be located by reference to the SEC file number 001-38598 through the SEC’s website at www.sec.gov.

The closing price of the common stock of Bloom Energy Corporation on July 10, 2026 was $244.61. The following graph shows the closing prices of the common stock of Bloom Energy Corporation for each day from January 4, 2021 through July 10, 2026. We obtained the closing price information above and in the graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. The historical closing prices of the Class A common stock of Bloom Energy Corporation should not be taken as an indication of future performance, and no assurance can be given as to the price of the Class A common stock of Bloom Energy Corporation at any time, including on the determination dates.

The Class A Common Stock of Bloom Energy Corporation – Daily Closing Prices* January 4, 2021 to July 10, 2026

Price ($)
400
350
300
250
200
150
100
50
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

*The dotted line in the graph indicates the downside threshold level, equal to 50% of the initial stock price.

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of Bloom Energy Corporation. We have derived all disclosures contained in this document regarding the Class A common stock of Bloom Energy Corporation from the publicly available documents described in the first paragraph under this “Bloom Energy Corporation Overview” section, without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Bloom Energy Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Bloom Energy Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Bloom Energy Corporation Overview” section) that would affect the trading price of the Class A common stock of Bloom Energy Corporation (and therefore the price of the Class A common stock of Bloom Energy Corporation at the time the securities are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Bloom Energy Corporation could affect the value received at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Class A common stock of Bloom Energy Corporation.

July 2026	Page 15

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

GE Vernova Inc. Overview

GE Vernova Inc. operates in the electric power industry, with products and services that generate, transfer, orchestrate, convert and store electricity. The common stock of GE Vernova Inc. is registered under the Exchange Act and is listed on the New York Stock Exchange. Information provided to or filed with the SEC by GE Vernova Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-41966 through the SEC’s website at www.sec.gov.

The closing price of the common stock of GE Vernova Inc. on July 10, 2026 was $1,091.57. The common stock of GE Vernova Inc. commenced trading on the New York Stock Exchange on April 2, 2024 and therefore has limited historical performance. The following graph shows the closing prices of the common stock of GE Vernova Inc. for each day from April 2, 2024 through July 10, 2026. We obtained the closing price information above and in the graph below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. The historical closing prices of the common stock of GE Vernova Inc. should not be taken as an indication of future performance, and no assurance can be given as to the price of the common stock of GE Vernova Inc. at any time, including on the determination dates.

The Common Stock of GE Vernova Inc. – Daily Closing Prices* April 2, 2024 to July 10, 2026

1,400
1,200
1,000
800
600
400
200
0
Price ($)
Apr-24
Oct-24
Apr-25
Oct-25
Apr-26
Source: Bloomberg

*The dotted line in the graph indicates the downside threshold level, equal to 50% of the initial stock price.

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of GE Vernova Inc. We have derived all disclosures contained in this document regarding the common stock of GE Vernova Inc. from the publicly available documents described in the first paragraph under this “GE Vernova Inc. Overview” section, without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to GE Vernova Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding GE Vernova Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “GE Vernova Inc. Overview” section) that would affect the trading price of the common stock of GE Vernova Inc. (and therefore the price of the common stock of GE Vernova Inc. at the time the securities are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning GE Vernova Inc. could affect the value received at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of GE Vernova Inc.

July 2026	Page 16

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

Vertiv Holdings Co Overview

Vertiv Holdings Co is engaged in the design, manufacturing and servicing of digital infrastructure for data centers, communication networks and commercial and industrial environments. The Class A common stock of Vertiv Holdings Co is registered under the Exchange Act and is listed on the New York Stock Exchange. Information provided to or filed with the SEC by Vertiv Holdings Co pursuant to the Exchange Act can be located by reference to the SEC file number 001- 38518 through the SEC’s website at www.sec.gov.

The closing price of the Class A common stock of Vertiv Holdings Co on July 10, 2026 was $318.86. The following graph shows the closing prices of the Class A common stock of Vertiv Holdings Co for each day from January 4, 2021 through July 10, 2026. We obtained the closing price information above and in the graph below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. The historical closing prices of the Class A common stock of Vertiv Holdings Co should not be taken as an indication of future performance, and no assurance can be given as to the price of the Class A common stock of Vertiv Holdings Co at any time, including on the determination dates.

The Class A Common Stock of Vertiv Holdings Co – Daily Closing Prices* January 4, 2021 to July 10, 2026

400
350
300
250
200
150
100
50
0
Price ($)
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

Source: Bloomberg

*The dotted line in the graph indicates the downside threshold level, equal to 50% of the initial stock price.

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of Vertiv Holdings Co. We have derived all disclosures contained in this document regarding the common stock of Vertiv Holdings Co from the publicly available documents described in the first paragraph under this “Vertiv Holdings Co Overview” section, without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Vertiv Holdings Co. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Vertiv Holdings Co is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Vertiv Holdings Co Overview” section) that would affect the trading price of the Class A common stock of Vertiv Holdings Co (and therefore the price of the Class A common stock of Vertiv Holdings Co at the time the securities are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Vertiv Holdings Co could affect the value received at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Class A common stock of Vertiv Holdings Co.

July 2026	Page 17

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”

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JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

Tax considerations:

You should review carefully the section entitled “United State Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Bloom Energy Corporation Overview,” “GE Vernova Inc. Overview” and “Vertiv Holdings Co Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge

July 2026	Page 19

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due July 13, 2028

Based on the Worst Performing of the Class A Common Stock of Bloom Energy Corporation, the Common Stock of GE Vernova Inc. and the Class A Common Stock of Vertiv Holdings Co
Principal at Risk Securities

transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.
Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to JPMorgan Financial or JPMorgan Chase & Co., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2026.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 3-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

• Prospectus supplement and prospectus, each dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

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